Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-200408-01) of Springleaf Finance Corporation of our report dated March 16, 2015 relating to the financial statements, which appears in the Form 10‑K filed on March 16, 2015.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
April 10, 2015